UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2017

FORM HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34785	20-4988129
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Third Avenue, 12th Floor, New York, NY 10017

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (212) 309-7549

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02 Results of Operations and Financial Condition

On November 9, 2017, FORM Holdings Corp. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) to furnish information under Item 2.02. Due to a typographical error in the press release furnished with the Original 8-K, the Company listed non-GAAP one-time merger and acquisition integration costs of $1.8 million instead of $0.8 million.

The sentence should read: “This includes approximately $0.8 million of one-time merger and acquisition integration, reorganization, and one-time non-recurring costs related to the interruption of business due to hurricanes and $0.7 million of stock-based compensation expense.”

Except for correction of the typographical error referenced above, this Form 8-K/A does not update, modify, or amend any disclosures set forth in the Original 8-K. The revised paragraph is furnished under Item 9.01 hereto and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

The information in Item 2.02 above is incorporated herein by reference.

The filing of this Report and the furnishing of this information pursuant to Item 7.01 do not mean that such information is material or that disclosure of such information is required.

The foregoing information is being furnished under Items 2.02 and 7.01.  Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

Set forth below is the corrected language for the section entitled “Operating Results” contained in the Exhibit 99.1 press release.

Operating Results

For the third quarter of fiscal 2017, the Company reported consolidated revenue of $17.7 million, an increase of 471.8% as compared to the same period in the prior year, primarily driven by the acquisition of XpresSpa in December 2016 and Excalibur in February 2017. Revenue for the third quarter of 2017 includes a one-time payment of $0.2 million associated with an intellectual property license agreement compared to $1.4 million associated with an intellectual property license agreement in the third quarter of 2016.

Consolidated operating loss from continuing operations was $4.0 million for the third quarter of fiscal 2017 as compared to a loss of $3.4 million in the same period in the prior year. This includes approximately $0.8 million of one-time merger and acquisition integration, reorganization, and one-time non-recurring costs related to the interruption of business due to hurricanes, and $0.7 million of stock-based compensation expense. The third quarter of fiscal 2016 included $0.5 million of stock-based compensation expense.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORM HOLDINGS CORP.

Date: November 9, 2017	By:	/s/ Andrew D. Perlman
		Name:	Andrew D. Perlman
		Title:	Chief Executive Officer